UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2018

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On May 15, 2018, Super Micro Computer, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company of its determination of an additional delinquency related to the Company’s noncompliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Q3 10-Q”). The Company has previously reported the Nasdaq notifications related to its noncompliance with the Rule with respect to its continued delay in filing its Annual Report on Form 10-K for the period ending June 30, 2017 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the period ended September 30, 2017 (“Q1 10-Q”) and December 31, 2017 (the “Q2 10-Q” and, together with the Q3 10-Q, the “Delinquent Reports”). The Letter states that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Market, and that the Company should present its views with respect to this additional deficiency to the Panel in writing no later than May 22, 2018.
On May 18, 2018, the Company submitted a response to the Nasdaq Hearings Panel (the “Panel”) stating that, consistent with the Company’s presentation at the recent hearing before the Panel and as of the date of the reply, the Company believes it remains on track to file the Delinquent Reports with the SEC and thereby evidence compliance with the Rule on or before the Panel deadline of August 24, 2018.
As the Company previously announced, the Panel has granted the Company’s request to continue its listing on Nasdaq through August 24, 2018, subject to the condition that the Company becomes current with its SEC filings by that date and informs the Panel the Company is current with such filings. The Company is diligently working to become current with its SEC filings and intends to continue to take all steps necessary to regain compliance with the Rule.
On May 21, 2018, the Company issued a press release announcing the receipt of the Letter and Response. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this report that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the Company’s continued efforts and ability to satisfy the terms of the Panel’s decision and regain and maintain compliance with the Rule, as well as the continued listing of the Company’s common stock on Nasdaq through August 24, 2018. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements in this report include any decision by the Panel to reconsider the terms of the listing exception based on new events or changes in circumstances, any decision by the Nasdaq Listing and Hearing Review Council to review the Panel decision and take action adverse to the Company with respect to such decision, and those other factors and risks contained in the Company’s filings with the SEC, including those factors discussed under the caption "Risk Factors" in such filings.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Super Micro Computer, Inc. dated May 21, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 21, 2018	By:	/s/ Kevin Bauer
Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)